CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Funds Trust:

We consent to the use of our report, dated July 14, 2014, included herein, with respect to the financial statements of Putnam Dynamic Risk Allocation Fund, a series of Putnam Funds Trust, and to the references to our firm under the captions Financial Highlights in the prospectus and Auditor and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
August 23, 2014